POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each John R. Regazzi,

Patrick J. Lawlor and Frank D. Romejko, either one acting alone, the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer and/or Director of Giga-tronics Incorporated

(the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the rules thereunder;

 (2) take any action for and on behalf of the undersigned that may bE necessary or convenient to complete and execute any such Form 3, 4,

or 5 and timely file such form with the U.S. Securities and Exchange

Commission and any stock exchange or similar authority; and

 (3) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such

attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby ratifies and confirms all that such

attorney-in-fact, or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect from the below execution date through December 31, 2012 or until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The undersigned has executed this Power of Attorney as of December 16, 2008.

                     /s/  George H. Bruns, Jr.

                          George H. Bruns, Jr.

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